                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of report dated September 7, 2001 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Georgia Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-59064) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10351).


                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 25, 2001